Exhibit 8(x)(2)

Amendment No. 1 to Participation Agreement (Federated)

FIRST ADDENDUM TO

FUND PARTICIPATION AGREEMENT

THIS FIRST ADDENDUM TO FUND PARTICIPATION AGREEMENT (“Addendum”) is by and between TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK. (“Insurer”) and FEDERATED SECURITIES CORP. (“FSC”).

W I T N E S S E T H:

WHEREAS, Insurer, FSC, and Federated Insurance Series are parties to that certain Fund Participation Agreement dated as of July 21, 2011 (the “FPA”);

WHEREAS, this Addendum sets forth the supplemental payment arrangements between Insurer and FSC;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. FSC, or its affiliate, shall pay Insurer an additional asset based fee as a supplemental payment (the “Supplemental Payment”) at the annual rates listed in Exhibit A attached hereto on the aggregate average monthly net asset value of Shares held in Accounts of the Funds listed in Exhibit A for which Insurer provides services under the FPA and which are attributed to Insurer under dealer numbers (“Dealer Number”) listed on Exhibit A, effective as of the date listed on Exhibit A.

2. Any Supplemental Payments shall be paid in accordance with each Fund’s regular payment schedules, but no less frequently than quarterly. In connection with such Supplemental Payments, Insurer shall provide to FSC an invoice no more frequently than monthly and no less frequently than quarterly. Invoices shall contain the information described on Exhibit B attached hereto.

3. The Supplemental Payments shall be paid from the assets of FSC or an affiliate and not from the assets of any Fund.

4. The parties acknowledge that the Supplemental Payments are not paid for inclusion in any “preferred provider” or similar preferred marketing program.

5. This Agreement does not relieve either party from any obligations under the FPA. This Agreement supersedes any prior supplemental payment agreements between the parties with respect to the FPA.

6. In connection with its receipt of the Supplemental Payments, Insurer shall comply with all applicable federal and state laws and all applicable rules and regulations issued by agencies having supervisory authority over Insurer (“Applicable Law”). Accordingly, Insurer represents and warrants to FSC that, if required by Applicable Law, appropriate steps have been taken to notify Insurer’s clients of the existence of the arrangement described herein and if required, obtain their written acknowledgement and consent with respect to Insurer’s receipt of the Supplemental Payments described herein.

7. This Addendum shall be effective July 21, 2011.

8. This Agreement may be terminated by any party without cause by giving the other party at least thirty (30) days’ written notice of its intention to terminate, and shall terminate automatically upon termination of the FPA.

9. This Addendum may be amended only by a written instrument signed by both parties. Notwithstanding the foregoing, FSC may amend, at any time, in good faith and in the ordinary course of its business, the Fund(s), the Supplemental Payments and the Dealer Number(s) subject to this Addendum to account for adjustments in waivers and approved fees, new funds, fund reorganizations and liquidations, changes in dealer numbers, and similar items or events relating to the operation or distribution of the Fund(s), and in each case consistent with amendments FSC makes for other financial intermediaries with similar agreements with FSC upon written notice to Insurer in accordance with the notice provision set forth in the FPA.

10. Unless otherwise specified, capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the FPA.

IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth below by a duly authorized officer of each party.

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK		FEDERATED SECURITIES CORP.

By:	/s/ Arthur D. Woods	By:	/s/ Thomas E Territ
Name:	Arthur D. Woods	Name:	Thomas E Territ
Title:	Vice President	Title:	President
Date:	August 1, 2012	Date:	8/3/12

EXHIBIT A to

FIRST ADDENDUM TO

FUND PARTICIPATION AGREEMENT

by and between

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK

and

FEDERATED SECURITIES CORP.

LIST OF FUNDS, SUPPLEMENTAL PAYMENT RATES, and DEALER NUMBERS

Version 1—July 21, 2011

Fund (Portfolio name if series fund; see prospectus for entire fund name)	Share Class	Supplemental Payment Rate
Federated Capital Appreciation Fund II	P	0.10%
Federated Kaufmann Fund II	P	0.10%

Dealer Number
50426

EXHIBIT B to

FIRST ADDENDUM TO

FUND PARTICIPATION AGREEMENT

by and between

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK

and

FEDERATED SECURITIES CORP.

INVOICES

1.	Invoices shall contain the information set forth below:

(a)	Fund Name & Class

(b)	Fund Number or Cusip

(c)	Average monthly asset value of Shares held in accounts of the Funds listed in Exhibit A to the Addendum for which Insurer provides services under the FPA and which are attributed to Insurer under the Dealer Numbers referenced on Exhibit A to the Addendum

(d)	‘Gross Sales’ of Shares held in accounts of the Funds listed in Exhibit A to the Addendum for which Insurer provides services under the FPA and which are attributed to Insurer under the Dealer Numbers referenced on Exhibit A to the Addendum

(e)	Supplemental Payment terms

(f)	Appropriate Supplemental Payment to be Paid

2.	The invoice should be submitted electronically (in an Excel format) to lntermediaryCompensation@federatedinv.com or mailed to:

Federated Investors, Inc.

Attn. Intermediary Compensation

4000 Ericsson Drive

Warrendale, PA 15086-7561